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                                                                    EXHIBIT 23.2



             CONSENT OF KPMG PEAT MARWICK LLP, INDEPENDENT AUDITORS


The Board of Directors
SMT Health Services Inc.:

We consent to the use of our reports dated January 31, 1997, except as to Note 18 which is as of March 4, 1997, included herein and to the reference to our firm under the heading "Experts" in the prospectus.



/s/ KPMG Peat Marwick LLP


KPMG Peat Marwick LLP
Pittsburgh, Pennsylvania
August 14, 1997